Exhibit H-1


                     CINERGY SYSTEM CORPORATE STRUCTURE AT 12/31/97


  Cinergy Corp. (Delaware, 6/30/1993)/1/

       Cinergy Services, Inc. (Delaware, 2/23/1994)

       The Cincinnati Gas & Electric Company (Ohio, 4/3/1837)

           The Union Light, Heat and Power Company (Kentucky, 3/20/1901) Tri-State Improvement Company (Ohio, 1/14/1964)
           Lawrenceburg Gas Company (Indiana, 5/5/1868)
           The West Harrison Gas and Electric Company (Indiana, 8/19/1942) Miami Power Corporation (Indiana, 3/25/1930)
           KO Transmission Company (Kentucky, 4/11/1994)

       PSI Energy, Inc. (Indiana, 9/6/1941)

           PSI Energy Argentina, Inc. (Indiana, 6/5/1992)
           South Construction Company, Inc. (Indiana, 5/31/1934)

       Cinergy Investments, Inc. (Delaware, 10/24/1994)

           (subsidiaries listed below)


  Cinergy Foundation, Inc. (Indiana, 12/7/1988)

  Cinergy Investments, Inc. (Delaware, 10/24/1994)/2/

           Cinergy-Cadence, Inc. (Indiana, 12/27/1989; formerly PSI Power
                 Resource Operations, Inc.)
                 Cadence Network LLC (Delaware, 9/3/1997)/3/
           Cinergy Capital & Trading, Inc. (Indiana, 10/8/1992; formerly
                 Wholesale Power Services, Inc.)
                 CinCap IV, LLC (Delaware, 12/3/1997)
           Cinergy Communications, Inc. (Delaware, 9/20/1996)
           Cinergy Engineering, Inc. (Ohio, 3/28/1997)
           Cinergy International, Inc. (Indiana, 12/9/1991; formerly PSI
                 International, Inc.)
           Cinergy Investments MPI, Inc. (Delaware, 9/4/1997)
                 Cinergy MPI I, Inc. (Cayman Islands, 9/4/1997)
                 Cinergy MPI II, Inc. (Cayman Islands, 9/4/1997)
                 Cinergy MPI III, Inc. (Cayman Islands, 9/4/1997)
                 Cinergy MPI IV, Inc. (Cayman Islands, 9/4/1997)
                 Cinergy MPI V, Inc. (Cayman Islands, 9/4/1997)
                 Cinergy MPI VI, Inc. (Cayman Islands, 9/4/1997)
                 Cinergy MPI VII, Inc. (Cayman Islands, 9/4/1997)
                 Cinergy MPI VIII, Inc. (Cayman Islands, 9/4/1997) Cinergy MPI IX, Inc. (Cayman Islands, 9/4/1997)
                 Cinergy MPI X, Inc. (Cayman Islands, 9/4/1997)
                 Cinergy MPI XI, Inc. (Cayman Islands, 9/4/1997)
                 Cinergy MPI XII, Inc. (Cayman Islands, 9/4/1997)
                 Cinergy MPI XIII, Inc. (Cayman Islands, 9/4/1997) Cinergy MPI XIV, Inc. (Cayman Islands, 9/4/1997)
                 Cinergy MPI XV, Inc. (Cayman Islands, 9/4/1997)
                 MPII (Zambia) B.V. (The Netherlands, 11/18/1985)
                     Copperbelt Energy Corporation (Republic of Zambia,
                    9/19/1997)/4/
                 MPI International Limited (London, England, 8/14/1997) Cinergy Resources, Inc. (Delaware, 1/10/1994; formerly CG&E
                 Resource Marketing, Inc.)
           Cinergy Solutions, Inc. (Delaware, 2/11/1997)
                 Trigen-Cinergy Solutions LLC (Delaware, 2/18/1997)/5/ Trigen-Cinergy Solutions of Cincinnati LLC (Ohio, 7/29/1997)/6/
                 Trigen-Cinergy Solutions of Illinois L.L.C. (Delaware, 4/17/1997)/7/

            Cinergy Technology, Inc. (Indiana, 12/12/1991; formerly PSI
                 Environmental Corp.)
            Cinergy UK, Inc. (Delaware, 5/1/1996)
                 Avon Energy Partners Holdings (London, England,
                 5/3/1996)/8/
                    Avon Energy Partners PLC (London, England, 4/30/1996)
                           Midlands Electricity plc (London, England)
            Enertech Associates, Inc. (Ohio, 10/26/1992)/9/
            PSI Argentina, Inc. (Indiana, 4/10/1992)
                 Costanera Power Corp. (Indiana, 4/10/1992)
            PSI Power Resource Development, Inc. (Indiana, 1/23/1990)
            PSI Sunnyside, Inc. (Indiana, 12/6/1990)
            PSI T&D International, Inc. (Indiana, 8/3/1994)
                 PSI Yacyreta, Inc. (Indiana, 9/8/1994)


                                   ENDNOTES

/1/ Parenthetical information identifies place and date of incorporation. Subsidiary status indicated by indentation. Unless otherwise indicated, all subsidiaries are wholly-owned.
/2/ Certain of Investments' subsidiaries are not engaged in active business operations.
/3/ Jointly owned 33-1/3% each with Florida Progress Corporation and New Century Energies.
/4/ Jointly owned 40% by MPII (Zambia) B.V., 40% by National Grid Holland B.V., and 20% by Zambia Consolidated Copper Mines Limited.
/5/ Jointly owned 50% each with Trigen Solutions, Inc., a subsidiary of Trigen Energy Corporation.
/6/ Successor by merger to Cinergy Cooling Corp.
/7/ Jointly owned 49% by Cinergy Solutions, Inc. and 51% by Trigen
Solutions, Inc.
/8/ Jointly owned 50% each with EI UK Holdings, Inc., a subsidiary of EI Energy, Inc., which is a subsidiary of GPU, Inc.
/9/ Formerly Power International, Inc. and formerly Enertech Associates International, Inc.